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                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of November 1, 1996, by and among International Home Foods, Inc., a Delaware corporation (the "Company"), AHP Subsidiary Holding Corporation, a Delaware corporation ("Seller"), and AHFP Holding Corporation, a Delaware corporation ("Buyer").

                                   RECITALS:

         A. Seller, American Home Products Corporation, a Delaware corporation, the Company (previously named "American Home Food Products, Inc."), Buyer and AHFP Acquisition Corporation, a Delaware corporation ("Merger Sub"), entered into that certain Agreement of Sale and Plan of Merger dated as of September 5, 1996 (the "Merger Agreement").

         B. Pursuant to the Merger Agreement, (i) Merger Sub has been merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation in the Merger, (ii) as a result of the Merger, Buyer is the owner of 264,000,000 shares of the Company's common stock, no par value ("Common Stock"), and (iii) as a result of the Merger and a stock redemption made by the Company pursuant to the Merger Agreement, Seller is the owner of 66,000,000 shares of Common Stock.

         C. It is contemplated under the Merger Agreement that the Company grant certain registration rights to Seller and Buyer in respect of the shares of Common Stock held by them and agree to certain other matters set forth herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         Section 1.1      Definitions.

         "Advice" shall have the meaning provided in Section 2.5 hereof.

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through stock ownership or through other arrangements either controls, is controlled by or is under common control with such Person; provided, however, that for purposes of this Agreement the term "Affiliate" shall not include subsidiaries or other entities in which a Person owns a majority of the ordinary voting power to elect a majority of the board of directors or other governing board but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

         "Agreement" means this Registration Rights Agreement.

         "Business Day" means a day other than Saturday, Sunday, or any day on which the principal commercial banks located in New York City, New York are authorized or obligated to close under applicable Federal or State law.

         "Buyer Group Demand Holders" means Buyer and each other Holder who is a transferee of Registrable Shares directly or indirectly (in a chain of title) from Buyer to whom the right to cause one or more
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Demand Registrations under Section 2.1 has been expressly assigned in writing directly or indirectly (in a chain of title) from Buyer.

         "Buyer Group Piggyback Holder" means Buyer and each other Holder who is a transferee of Registrable Shares directly or indirectly (in a chain of title) from Buyer.

         "Buyer" shall have the meaning set forth in the introductory paragraph hereof.

         "Common Stock" means shares of the Common Stock, par value $.01 per share, of the Company, and any capital stock into which such Common Stock hereafter may be changed.

         "Common Stock Equivalents" means any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

         "Company" shall have the meaning set forth in the introductory paragraph hereof.

         "Demand Holder" means any Seller Group Demand Holder or Buyer Group Demand Holder.

         "Demand Registration" shall have the meaning set forth in Section
2.1.1 hereof.

         "Demand Request" shall have the meaning set forth in Section 2.1.1. hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Excluded Registration" means a registration under the Securities Act of (i) securities registered on Form S-8 or any similar successor form and (ii) securities registered to effect the acquisition of or combination with another Person.

         "Holders" means the Seller and the Buyer and shall include any direct or indirect transferee of any such Holder who shall become a party to this Agreement.

         "Inspectors" shall have the meaning provided in Section 2.4 hereof.

         "Material Adverse Effect" shall have the meaning provided in Section
2.1.4 hereof.

         "Merger" shall have the meaning set forth in the Recitals hereto.

         "Merger Agreement" shall have the meaning set forth in the Recitals hereto.

         "Merger Sub" shall have the meaning set forth in the Recitals hereto.

         "NASD" shall have the meaning provided in Section 2.4 hereof.

         "NASDAQ" shall have the meaning provided in Section 2.4 hereof.




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         "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Piggyback Holder" means any Seller Group Piggyback Holder or Buyer Group Piggyback Holder.

         "Piggyback Registration" shall have the meaning set forth in Section 2.2.1.

         "Piggyback Request" shall have the meaning set forth in Section 2.2.1.

         "Piggyback Securities" shall have the meaning set forth in Section
2.2.1.

         "Qualified IPO" means a firm commitment underwritten public offering of Common Stock or Common Stock Equivalents for cash pursuant to a registration statement under the Securities Act where the aggregate proceeds to the Company prior to deducting any underwriters' discounts and commissions from such offering and any similar prior public offerings exceed $10 million.

         "Records" shall have the meaning provided in Section 2.4 hereof.

         "Registrable Shares" means at any time the Common Stock of the Company owned by a Holder, whether owned on the date hereof or acquired hereafter; provided, however, that Registrable Shares shall not include any shares (x) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, or (y) which have been sold to the public pursuant to Rule 144 of the SEC under the Securities Act.

         "Registration Expenses" shall have the meaning provided in Section 2.6 hereof.

         "Registration Statement" means the registration statement of the Company on the appropriate form under the Securities Act that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

         "Requesting Holder" shall have the meaning provided in Section 2.1.1(b) hereof.

         "Required Filing Date" shall have the meaning provided in Section 2.1.1(d) hereof.

         "Required Holders" means Holders who then own beneficially more than 95% of the aggregate number of Registrable Shares.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Seller" shall have the meaning set forth in the introductory paragraph hereof.

         "Seller Affiliates" shall have the meaning provided in Section 2.7.1 hereof.





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         "Seller Group Demand Holders" means Seller and each other Holder who is a transferee of Registrable Shares directly or indirectly (in a chain of title) from Seller to whom the right to cause one or more Demand Registrations under Section 2.1 has been expressly assigned in writing directly or indirectly (in a chain of title) from Seller.

         "Seller Group Piggyback Holder" means Seller and each other Holder who is a transferee of Registrable Shares directly or indirectly (in a chain of title) from Seller.

         "Subsidiary" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and
(ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

         "Suspension Notice" shall have the meaning provided in Section 2.5 hereof.

         Section 1.2 Rules of Construction. Unless the context otherwise requires

                 (1)      a term has the meaning assigned to it;

                 (2)      "or" is not exclusive;

                 (3) words in the singular include the plural, and words in the plural include the singular;

                 (4) provisions apply to successive events and transactions; and

                 (5) "herein," "thereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                              REGISTRATION RIGHTS

         Section 2.1      Demand Registration.

         2.1.1   Request for Registration.

                 (a) Subject to the terms set forth in this Agreement, at any time commencing on the date which is six months after a Qualified IPO, each Demand Holder may make a written request (each a "Demand Request") for registration under the Securities Act (a "Demand Registration") of all or part of the Registrable Shares held by such Demand Holder; provided, however, that the Registrable Shares requested to be registered (i) shall constitute at least 5% of the shares of the Company's Common Stock outstanding on the date that the Demand Request is delivered, or (ii) shall have an aggregate gross offering price of at least $20,000,000. The Company shall not be required to effect more than three Demand Registrations requested by Buyer Group Demand Holders and no more than three Demand Registrations requested by Seller Group Demand Holders; provided, however, that if the number of Registrable Shares held by Seller Group Demand Holders included in any Demand Registration effected at the request of the Seller Group Demand Holders is reduced because of a





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         Piggyback Request by 25% or more of the number of such Registrable
         Shares originally specified in the Demand Request delivered in connection with such Demand Registration, the Company, if requested by such Seller Group Demand Holders, shall be obligated to effect one additional Demand Registration.

                 (b) Within ten days after receipt of each Demand Request, the Company shall give written notice of such Demand Request to all non-requesting Demand Holders who are Buyer Group Demand Holders or Seller Group Demand Holders, as applicable, on whose behalf such Demand Request was made and shall, subject to the provisions of the following paragraph, include in such registration all Registrable Shares with respect to which the Company receives written request for inclusion therein within 15 days after the receipt of the notice of such Demand Request. Both the Demand Request and any request to join in such Demand Request shall be considered as a single Demand Request and shall specify the number of Registrable Shares proposed to be sold and also the intended method of disposition thereof. Any inclusion of Registrable Shares owned by a Demand Holder pursuant to a Demand Request (including a notice to join in a prior Demand Request) shall be deemed to have been effected pursuant to a single Demand Registration. All Holders requesting to have their Registrable Shares included in a Demand Registration shall be deemed "Requesting Holders."

                 (c) Also, within ten days after receipt of each Demand Request, the Company shall give written notice of such Demand Request to all Piggyback Holders who are not Buyer Group Demand Holders or Seller Group Demand Holders, as applicable, on whose behalf such Demand Request was made and shall, subject to the provisions of
         Section 2.1.4, include in such registration all Registrable Shares held by such Piggyback Holders with respect to which the Company receives from such Piggyback Holders, written requests for inclusion therein within 15 days after the receipt of the notice of such Demand
         Request.   Any inclusion of Registrable Shares owned by Piggyback
         Holders in a Demand Registration shall be deemed to have been effected pursuant to a Piggyback Registration by such holders and not by means of a Demand Registration.

                 (d) Each Demand Request shall specify the number of Registrable Shares proposed to be sold. Subject to Section 2.1.6, the Company shall file the Demand Registration within 90 days after receiving a Demand Request (the "Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing.

                 (e)      Notwithstanding any other provision set forth in this
         Section 2.1.1, no Demand Holder shall be entitled to deliver a Demand Request within 90 days after the effective date of any Registration Statement filed by the Company for an Underwritten Offering of Common Stock or other equity securities of the Company made by the Company or on behalf of any Demand Holder or any other holder of demand registration rights.

         2.1.2 Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw all their Registrable Shares and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all Registration Expenses in connection with such withdrawn registration); provided, that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.





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         2.1.3   Selection of Underwriters.  The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Requesting Holders of a majority of the Registrable Shares to be registered in a Demand Registration shall select the investment banking firm or firms to manage the underwritten offering; provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

         2.1.4 Priority on Demand Registrations. If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in their opinion the number of shares of Registrable Shares requested to be included in a registration under this Section 2.1 is sufficiently large to have a material adverse effect on the offering price or the success of such offering (a "Material Adverse Effect"), the Company will include in such registration the aggregate number of Registrable Shares which in the opinion of such managing underwriter or underwriters can be sold without resulting in any such Material Adverse Effect, and the Registrable Shares to be included in such registration shall be allocated, (i) first to the Demand Holders making such Demand Request and any Piggyback Holder(s) whose Registrable Shares are to be included in such registration, pro rata, on the basis of the number of Registrable Shares proposed to be included in such registration by such holders, and (ii) second among the Company and any other holders of registration rights in respect of securities of the Company in accordance with the terms of the agreements granting such rights.

         2.1.5 Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 2.1 until a date not later than 90 days after the Required Filing Date if (i) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's Common Stock or Common Stock Equivalents for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 2.1.5 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.1.5, the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section
2.1.5 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 2.1.5 only once.

         Section 2.2      Piggyback Registrations.

         2.2.1 Right to Piggyback. At any time prior to the tenth anniversary of the date of this Agreement, if the Company proposes to file a registration statement under the Securities Act with respect to any offering of Common Stock (including a proposed Qualified IPO) by the Company for its own account or for the account of any of its security holders (other than an Excluded Registration), then the Company shall give written notice





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of such proposed filing to the Piggyback Holders as soon as practicable (but in no event less than, in the case of a Demand Registration, 10 days after receipt of a Demand Request, and in all other cases forty-five days before the anticipated filing date), and such notice shall offer such Piggyback Holders the opportunity to register such number of Registrable Shares as each such holder may request (a "Piggyback Registration"). If any Seller Group Piggyback Holder(s) or any Buyer Group Piggyback Holder(s) desire(s) to effect a Piggyback Registration, Seller, on behalf of such Seller Group Piggyback Holder(s), and Buyer, on behalf of such Buyer Group Piggyback Holder(s), may deliver a request to the Company in writing (a "Piggyback Request") within 15 days after the date of receipt of the notice from the Company (which Piggyback Request shall set forth the number of Registrable Shares for which registration is requested). Any Piggyback Holder shall have the right to withdraw such Piggyback Holder's request for inclusion of such Piggyback Holder's Registrable Shares in any registration statement pursuant to this Section 2.2.1 by giving written notice to the Company of such withdrawal. Subject to Section 2.2.2, the Company shall include in such registration statement all such Registrable Shares held by Piggyback Holders so requested to be included therein
("Piggyback Securities"); provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

         2.2.2 Priority on Registrations. If the Piggyback Securities requested to be included in the registration statement by any Holder differ from the type of securities proposed to be registered by the Company and the managing underwriter advises the Company that due to such differences the inclusion of such Piggyback Securities would cause a Material Adverse Effect, then (i) the number of such Piggyback Holder's or Piggyback Holders' Piggyback Securities to be included in the registration statement shall be reduced to an amount which, in the judgment of the managing underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the judgment of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Piggyback Securities from such registration statement provided no other securities of such type are included and offered for the account of any other Person in such registration statement. Any partial reduction in number of Piggyback Securities to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Piggyback Holder's requested shares bears to the total number of like securities requested to be included in such registration statement by all Persons who have requested that their like securities be included in such registration statement. If the Piggyback Securities requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing underwriter advises the Company that the inclusion of such Piggyback Securities would cause a Material Adverse Effect, then the amount of securities to be offered for the accounts of the Company, the Piggyback Holders and other holders registering securities pursuant to registration rights shall be allocated as follows:

                          (i) if such registration has been initiated by the Company as a primary offering, first to the Company, second to the Piggyback Holders whose Piggyback Securities are to be included in such registration, pro rata, on the basis of the number of Registrable Shares owned by such holders, and third to the holders of all other securities sought to be included pursuant to other registration rights in accordance with any applicable agreement between the Company and such holders;

                          (ii) if such registration has been initiated by a Demand Holder pursuant to Section 2.1, then such allocation shall be made in accordance with Section 2.1.4; or

                          (iii) if such registration has been initiated by a holder of registration rights arising under an agreement other than this Agreement, first to such initiating holder, second to the Piggyback Holders whose Piggyback Securities are to be included in such registration and to the holders of all





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         other securities sought to be included pursuant to other registration rights, pro rata, on the basis of the number of Registrable Shares owned by each such holder, and third to the Company.

If as a result of the provisions of this Section 2.2.2 any Piggyback Holder shall not be entitled to include all Piggyback Securities in a registration that such Piggyback Holder has requested to be so included, such Piggyback Holder may withdraw such Holder's request to include Piggyback Securities in such registration statement.

         2.3     Ancillary Agreements.

         2.3.1 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Company and the Holders agrees, and the Company agrees, in connection with any underwritten registration, to use its reasonable efforts to cause its Affiliates to agree, not to effect any public sale or distribution of any Common Stock or Common Stock Equivalents during the ten Business Days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed 120 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree.

         2.3.2 Underwriting Agreements. No Person may participate in any registration statement hereunder unless such Person (x) agrees to sell such person's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all (appropriate, usual and customary) questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Shares pursuant to such registration and subject to Section 2.7 hereof.

         2.4 Registration Procedures. Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

         (i) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective;

         (ii) prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;





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         (iii)   furnish to each seller of Registrable Shares and the
underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to the requirements of the Securities Act and applicable State securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

         (iv) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests; use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

         (v) promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (vi) make generally available to the Company's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

         (vii) if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

         (viii) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

         (ix) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

         (x) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (x) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each Holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company to allow the Company, if practical, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

         (xi) furnish to each seller underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

         (xii) cause the Registrable Shares included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or the NASDAQ National Market System if the Registrable Shares so qualify;

         (xiii) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

         (xiv) cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

         (xv) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

         (xvi) notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

         (xvii) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

         (xviii) enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration;

         (xix) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

         (xx) cooperate with the underwriters with respect to all road shows and other marketing activities as may be reasonably requested by the underwriters.

         2.5 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 2.4(v)(B) or (C), such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.4(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

         2.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article 2 including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), messenger and delivery expenses, the Company's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities act liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Shares being included in any particular registration statement) (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided that, except as expressed otherwise provided above, in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares or any counsel, accountants, or other persons retained or employed by the Holders.

         2.7     Indemnification.

         2.7.1 The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by 2.7.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for the express purpose of the use therein or arise from such seller's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 2.7.1 will be made by periodic payments during the course of the investigation or defense, as and within 15 Business Days of when bills are received for expenses incurred.

         2.7.2 In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by
Section 2.7.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

         2.7.3 Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

         2.7.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7.1 or Section 2.7.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 2.7.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.7.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in
Section 2.7.3, defending any such action or claim. Notwithstanding the provisions of this Section 2.7.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 2.7.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

         If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7.1 and Section 2.7.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7.4.

         2.7.5 The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

                                   ARTICLE 3

                                  TERMINATION

         The provisions of this Agreement shall terminate on the tenth anniversary of the date of this Agreement.

                                   ARTICLE 4

                                 MISCELLANEOUS

         Section 4.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

         If to the Company:

                 International Home Foods, Inc.
                 c/o Hicks, Muse, Tate & Furst Incorporated
                 200 Crescent Court, Suite 1600
                 Dallas, TX  75201
                 Attention:  Lawrence D. Stuart, Jr.
                             Managing Director and Principal

         Copies to:

                 Vinson & Elkins L.L.P.
                 3700 Trammell Crow Center
                 2001 Ross Avenue
                 Dallas, Texas  75201
                 Attention:  Michael D. Wortley

         If to any Holder, at its address listed on the signature pages hereof.

         Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 4.2 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 4.3 Successors and Assigns. Whether or not an express assignment has been made pursuant to the provisions of this Agreement, provisions of this Agreement that are for the Holders' benefit as the holders of any Registrable Securities are also for the benefit of, and enforceable by, all subsequent holders of Registrable Securities, except as otherwise expressly provided herein. This Agreement shall be binding upon the Company, each Holder, and their respective successors and assigns.

         Section 4.4 Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         Section 4.5 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

         Section 4.6      No Waivers; Amendments.

         4.6.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

         4.6.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; provided that no such amendment or waiver shall, (i) unless signed by all of the Holders, amend the provisions of Section 2.1, (ii) unless signed by all of the Holders affected, (A) amend the provisions of this Section 4.6.2 or (B) change the number of Holders which shall be required for the Holders or any of them to take any action under this
Section 4.6.2 or any other provision of this Agreement.

         4.7 Other Rights. From and after the date of this Agreement, the Company shall not grant to any Holder any additional registration rights with respect to, or otherwise register any, Registrable Shares unless such additional registration rights are also offered to all other Holders of Registrable Shares.

                            SIGNATURES TO AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

                                        INTERNATIONAL HOME FOODS, INC.



                                        By:    /s/ JOHN R. CONSIDINE
                                               --------------------------------
                                        Name:  John R. Considine
                                               --------------------------------
                                        Title: Vice President
                                               --------------------------------

                                        AHP SUBSIDIARY HOLDING CORPORATION
Address:

c/o American Home Products Corporation
Five Giralda Farms                      By:    /s/ JOHN R. CONSIDINE
Madison, New Jersey  07940                     --------------------------------
Attention:  President                   Name:  John R. Considine
                                               --------------------------------
                                        Title: Vice President
                                               --------------------------------


                                        AHFP HOLDING CORPORATION
Address:

c/o Hicks, Muse, Tate & Furst
  Incorporated
200 Crescent Court, Suite 1600          By:    /s/ ANDREW S. ROSEN
Dallas, TX  75201                              --------------------------------
Attention:  Lawrence G. Stuart, Jr.     Name:  Andrew S. Rosen
            Managing Director and              --------------------------------
            Principal                   Title: Vice President and Assistant
                                               Secretary
                                               --------------------------------